UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 1, 2007

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

     25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 1, 2007, the Board of Directors (the “Board”) of NovaDel Pharma Inc., a Delaware corporation (the “Company”), on the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Mr. Mark J. Baric to serve as a member of the Board. There are no arrangements or understandings under which Mr. Baric was appointed, and there are no transactions of the type required to be reported pursuant to Item 404(a) of Regulation S-K.

Since 2005, Mr. Baric has been the President and co-founder of CeNeRx BioPharma, Inc., a privately held development company with a therapeutic focus on diseases of the central nervous system. In 2001 he co-founded and served until 2005 as Chief Executive Officer and Chairman of 2ThumbZ Entertainment Inc., a privately held company which develops and markets entertainment applications for users of handheld wireless devices and networks. From 1996 to 2001 he was Chairman and Chief Executive Officer of Virtus Entertainment Corporation, an emerging company in the fast-growing interactive entertainment industry. From 1990 to 1996, Mr. Baric was Chief Operating Officer and Co-founder of Seer Technologies Inc. (now known as Cicero, Inc.), a provider of business integration software. Prior to 1990, Mr. Baric held various leadership positions at several firms, including CS First Boston and Coopers and Lybrand. Mr. Baric serves on the Boards of CeNeRx BioPharma, Inc., 2ThumbZ Entertainment Inc. and Concert Technologies, a privately held company focused on rich media technology and licensing. Mr. Baric received an MBA from the Wharton school of Business and a BS from Clarion University.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc. dated February 2, 2007, titled “NovaDel Pharma Appoints Mark J. Baric to its Board of Directors.”

99.2	Power of Attorney for Mark J. Baric dated February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer

Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate
Secretary

Date: February 7, 2007